EXHIBIT 23.1
                                  ------------

                         CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in this Registration Statement No. 333-42903 of MNI Newco, Inc. on Form S-4 of our report dated February 6, 1997, appearing in the Annual Report on Form 10-K of McClatchy Newspapers, Inc. for the year ended December 31, 1996 and to the references to us under the headings "Summary Historical Consolidated Financial Data of McClatchy" and "Experts" in the Joint Proxy Statement/Prospectus, which are a part of this Registration Statement.


                                       /s/ DELOITTE & TOUCHE LLP


Sacramento, California
February 16, 1998